UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2006

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Michael T. Willis’ resignation described in Item 5.02 of this Form 8-K, we entered into a Resignation Agreement and Release, dated as of February 2, 2006 (“Resignation Agreement”), pursuant to which we have agreed to pay Mr. Willis a cash severance payment of $1,000,000, half of which will be paid in February 2006 and the balance of which will be paid thereafter in 48 equal installments over a two year period. In addition, we agreed to pay Mr. Willis a one time separate severance payment of $150,000 on December 31, 2006. Mr. Willis has agreed to provide certain consulting services to us until April 30, 2006 for a consulting fee of $105,000, payable on July 31, 2006. The foregoing cash payments are referred to collectively as the “Separation Benefits.” We have agreed to reimburse Mr. Willis for certain mutually agreed upon expenses associated with and relating to his resignation, which amount will be paid in arrears in a monthly expense allowance of $8,250 commencing February 28, 2006. The Resignation Agreement also provides that in addition to the 282,703 vested shares of common stock that Mr. Willis currently holds under our 2004 Management Incentive Plan, an additional 204,109 shares of restricted common stock held by Mr. Willis will vest if, and only if, the average closing price for our common stock over any consecutive 30-day period ending on or before December 31, 2006 equals or exceeds $18.67 per share, as adjusted for any stock splits, stock dividends or combination of shares. We also agreed to bear the cost of Mr. Willis’ health insurance coverage, in an amount not to exceed $1,000 per month, until the earlier of (a) his 65th birthday and (b) the date he becomes eligible for medical insurance coverage under a new or subsequent employer’s plan.

Under the Resignation Agreement, Mr. Willis has released us, our subsidiaries and affiliates and certain others from any and all claims he may have against us or them up to the date of his resignation. Although the Resignation Agreement supersedes and cancels all prior agreements with Mr. Willis with respect to the subject matter, Mr. Willis will remain subject to certain non-solicitation and non-disclosure obligations although he will not be subject to certain non-competition restrictions. In the event that Mr. Willis materially violates any of the provisions of the Resignation Agreement, he will forfeit all unpaid Separation Benefits. A copy of the Resignation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the execution of the Resignation Agreement, Wachovia Investors, Inc. (“Wachovia”), which is also the beneficial owner of 39.0% of our outstanding common stock, has agreed to amend the terms of a $1.0 million note made by Mr. Willis and held by Wachovia. The amendment would, among other things, reduce the interest rate from a variable floating rate to 5%, extend the maturity date from December 31, 2006 to December 31, 2010, and provide for various repayment options, including discounts and forgiveness of certain payment obligations under specified circumstances.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 2, 2005, Michael T. Willis resigned as our Chairman of the Board, Chief Executive Officer and President. Effective February 2, 2005, our board of directors (the “Board”) appointed Larry L. Enterline as our Chief Executive Officer. Mr. Enterline, 53, had previously joined us as Chief Executive Officer in December 2000, when our company was known as Venturi Partners, Inc. He served as Chief Executive Officer until September 30, 2004, when we completed our merger with COMSYS Holding, Inc. He has served as a member of our Board since December 2000 and served as Chairman of the Board from December 2000 until the merger. From 1984 to 1989, Mr. Enterline served as Vice President of Marketing and Sales with Bailey Controls. From 1989 to 2000, Mr. Enterline served in various management roles with Scientific-Atlanta, Inc., including Senior Vice President in charge of the worldwide sales and service organization. Mr. Enterline holds a Bachelor’s degree in Electrical Engineering and a Master’s degree in Business Administration. He also serves on the board of directors of Raptor Networks Technology Inc. We anticipate entering into an employment agreement with Mr. Enterline in the near future. A copy of our press release announcing the resignation of Mr. Willis and the appointment of Mr. Enterline is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

During a telephonic conference call on February 3, 2006 regarding the resignation of Mr. Willis, the Company commented on certain business trends. Specifically, the Company noted (a) strong order activity and increasing revenue, (b) that it continues to secure new clients and projects in the staffing and solutions areas and (c) its belief that it is well positioned to have a successful year in 2006. The Company also stated that it expects to focus on a few key priorities for 2006, including (a) sales and recruiting productivity along with streamlining delivery to generate operating leverage, (b) identifying margin improvement opportunities, (c) generating EBITDA and working capital improvements to favorably impact its balance sheet, (d) pursuing selected acquisitions on a strategic basis and (e) possibly accessing the capital markets in the medium term.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
10.1*	Resignation Agreement and Release dated February 2, 2006 entered into by Michael T. Willis and the Company.

99.1*	Press Release dated February 3, 2006 announcing the resignation of Michael T. Willis as Chairman, Chief Executive Officer and President of the Company and the appointment of Larry L. Enterline as Chief Executive Officer of the Company.

*	Filed herewith.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company’s disclosure and analysis in this report on Form 8-K may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included or incorporated by reference in this report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by its management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	risks associated with the Company’s substantial indebtedness and ability to meet its debt service obligations;

•	the impact of competitive pressures and economic conditions on the Company’s ability to maintain or improve operating margins, including any change in the demand for its services;

•	the Company’s success in attracting, training, retaining and motivating consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weaknesses or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the challenges of integration and restructuring associated with future acquisitions, if any, or other planned business activities and the challenges of achieving anticipated synergies; and

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained or incorporated by reference in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section or the risk factors previously disclosed in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: February 3, 2006	By:	/s/ JOSEPH C. TUSA, JR.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	Resignation Agreement and Release dated February 2, 2006 entered into by Michael T. Willis and the Company.

99.1*	Press Release dated February 3, 2006 announcing the resignation of Michael T. Willis as Chairman, Chief Executive Officer and President of the Company and the appointment of Larry L. Enterline as Chief Executive Officer of the Company.

*	Filed herewith.